UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. __)

Check the appropriate box:

|X|           Preliminary Information Statement

|_|            Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|            Definitive Information Statement

Cyber Supply Inc.

(Name of Registrant As Specified In Its Charter)

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Cyber Supply Inc.

(a Nevada corporation)

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

Date first mailed to stockholders: _____________, 2011

151-1201 LaRose Ave.
Toronto, Ontario
Canada M9P 1B3

(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Cyber Supply Inc. (the “Company”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of two amendments to our Articles of Incorporation. The Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of common stock have approved resolutions to amend the Company’s Articles of Incorporation as follows:

             Amend Article 1 of the Company’s Articles of Incorporation by changing the Company’s name from “Cyber Supply Inc.” to “CIG Wireless Corp.” (the “Name Change”).

             Amend Article 3 of the Company’s Articles of Incorporation and the first paragraph of the Additional Articles of the Company’s Articles of Incorporation by increasing the Company’s authorized shares from Two Hundred Million Shares (200,000,000) to Six Hundred Million Shares (600,000,000), of which Five Hundred Million (500,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share  (the “Increase in Authorized Shares,” and together with the Name Change, the “Amendments”).

The Amendments are described in greater detail below.

Approval of the Resolutions

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On August 12, 2011, the Board of Directors of the Company approved and recommended the Amendments.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of August 12, 2011 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Amendments and your consent is not required and is not being solicited in connection with the approval of the Amendments.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated August __, 2011 and is first being mailed to stockholders on or about August ___, 2011.  Only stockholders of record at the close of business on August __, 2011 are entitled to receive this Information Statement.

Effective Date

The Amendments will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the Company’s Board of Directors, in its sole discretion.  The Amendments will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.  This Certificate of Amendment will include the following changes:

                Article 1 of the Company’s Articles of Incorporation will contain the following: “Name of Corporation: CIG Wireless Corp.”

                Article 3 of the Company’s Articles of Incorporation will contain the following: “Authorized Stock: The number of shares with par value is Six Hundred Million (600,000,000), with a par value of $.00001 per share.”

In addition, the first paragraph of the Additional Articles of the Company’s Articles of Incorporation shall be replaced in its entirety with the following:

The aggregate number of shares that the Corporation will have authority to issue is Six Hundred Million (600,000,000) of which Five Hundred Million (500,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

Those rights and preferences set forth in the remainder of the Additional Articles of the Company’s Articles of Incorporation shall remain unchanged.

Dissenter's Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Amendments.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendments with our Transfer Agent.  Upon receipt of an existing stock certificate, Pacific Stock Transfer Company (the “Transfer Agent”), of 4045 S. Spencer Street, Suite 403, Las Vegas, NV 89119, Telephone number: 702-361-3033 will issue to the stockholder a new certificate representing the new name of the Company.

The certificates representing shares of newly authorized common stock is expected to contain the same restrictive legend on the shares of existing common stock in exchange for which the new share certificates are being issued.

Reasons for Amendments to the Articles of Incorporation

The Company intends to enter into a new line of business which is expected to involve the field of wireless services.  Accordingly, we are adopting a new name to reflect our new activities.  In addition, we believe that increased  authorized capital will be necessary in order for the Company to issue shares to strategic alliance and joint venture partners.

Voting Securities and Principal Holders Thereof

Voting Securities

As of the close of business on August 16, 2011, 6,301,700 shares of the Company’s common stock were issued and outstanding.  Each share of common stock is entitled to one vote on all matters upon which such shares can vote.  All shares of common stock are equal to each other with respect to the election of directors.

Directors and Executive Officers

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 16, 2011 by (i) each director of the Company; (ii) each of the Company's officers; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 6,301,700 issued and outstanding shares of the Company's common stock.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants	Total	Percentage of Shares Outstanding
Five Percent Shareholders
Maria Shostak	5,000,000	0	5,000,000	79.34%
Executive Officers and Directors
Sebastien Koechli President, Chief Executive Officer and Director	0	0	0	0
Maria Shostak Director	5,000,000	0	5,000,000	79.34%
Romain Gay-Crosier Chief Financial Officer	0	0	0	0
All Officers and Directors as a Group	5,000,000	0	5,000,000	79.34%

* Less than 1%.

The mailing address for each of the listed individuals is 151-1201 LaRose Ave., Toronto, Ontario, Canada M9P 1B3.

The Company is not aware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

Changes in Control

 As of the date of filing of this Information Statement, the Company is unaware of any arrangement which may result in a change in control.

Shares to be Authorized

The Company shall increase its authorized shares of capital stock from Two Hundred Million Shares (200,000,000) to Six Hundred Million shares (600,000,000), of which Five Hundred Million (500,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date hereof, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Financial and Other Information

The Company hereby incorporates the following Reports into this Information Statement:

  The Company’s Annual Report on Form 10-K for the period ended February 28, 2011, as filed with the U.S. Securities and Exchange Commission on May 31, 2011; and
  The Company’s Quarterly Report on Form 10-Q for the period ended May 30, 2011, as filed with the U.S. Securities and Exchange Commission on July 15, 2011.

Item 2.  Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Amendments described herein except to the extent that they are shareholders of the Company.  Ms. Maria Shostak, a member of the Company’s Board of Directors, owns the majority of the Company’s issued and outstanding common stock.

Item 4.  Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5.  Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to us at the following address and telephone number:

Cyber Supply Inc.

151-1201 LaRose Ave.
Toronto, Ontario
Canada M9P 1B3

Telephone number: 866-935-3075

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

 August 18, 2011

By Order of the Board of Directors

/s/ Sebastien Koechli

Name:    Sebastien Koechli

                  Title:       President and Chief Executive Officer